Exhibit 99.1
TIME WARNER CABLE TO ACQUIRE NAVISITE, INC.
Strategically Grows Its Commercial Services Customer Base and Product Portfolio with Addition of
Enterprise-Class Managed Services and Cloud Computing Solutions
NEW YORK, NY and ANDOVER, MA, February 1, 2011 — Time Warner Cable Inc. (NYSE: TWC) and NaviSite, Inc. (NASDAQ: NAVI) today announced that they have entered into an agreement under which Time Warner Cable will acquire NaviSite, a premier provider of enterprise-class hosting, managed application, messaging and cloud services, for $5.50 per share in cash, or a total equity value of approximately $230 million.
“Our commercial services business is a key growth driver for the company and one in which we continue to see great opportunity,” said Glenn Britt, Chairman and CEO of Time Warner Cable. “NaviSite provides us with a successful managed services business and a new, innovative managed cloud platform representing significant new growth opportunities. We expect to build upon NaviSite’s successful enterprise-class offerings, and their operational capabilities, infrastructure and expertise to more rapidly create a robust managed services offering for small and medium sized businesses. This transaction is consistent with our capital allocation strategy — selectively investing in our business to accelerate growth while continuing to return capital to shareholders.”
The acquisition provides Time Warner Cable Business Class, Time Warner Cable’s commercial services business, an immediate presence in the managed services market with NaviSite’s more than 1,200 customers. Following the completion of the acquisition, Time Warner Cable plans to continue the exceptional service of NaviSite’s Enterprise customers and to use NaviSite’s operational expertise and enterprise-class infrastructure to meet the rapidly growing demand for managed services offerings from Time Warner Cable’s existing and future small and medium-sized business customers.
“On behalf of all the employees of NaviSite, we are delighted to join the Time Warner Cable family,” said R. Brooks Borcherding, President and CEO of NaviSite. “Our valued customers can rest assured knowing that NaviSite and Time Warner Cable are committed to helping them grow their businesses and to delivering the reliability, innovation, and customer service they have come to expect. We also look forward to powering Time Warner Cable’s development of innovative managed and cloud services for its commercial customers.”
The transaction represents a 33% premium to NaviSite’s Tuesday’s closing price. The transaction also represents an attractive value to Time Warner Cable. The acquisition is expected to be accretive to Time

Warner Cable’s EPS and Free Cash Flow and will not have a material impact on leverage ratios. Time Warner Cable expects to utilize NaviSite’s net operating losses, which Time Warner Cable believes will yield a net present value of approximately $40 million in tax savings after closing. The transaction is expected to close in the second calendar quarter of 2011 and is subject to NaviSite stockholder approval, expiration or early termination of the Hart-Scott-Rodino antitrust waiting period and other customary closing conditions.
NaviSite employs approximately 570 people worldwide. It operates ten data centers in the United States and the United Kingdom, including two SAS 70 Type II certified data centers, and network operations centers in Gurgaon, India and Andover, Massachusetts.
Deutsche Bank Securities Inc. and Paul, Weiss, Rifkind, Wharton & Garrison, LLP acted as advisors for Time Warner Cable. BRL Law Group LLC acted as advisor for NaviSite, and Raymond James and Richards, Layton & Finger, P.A. acted as advisors for NaviSite’s Special Committee of its Board of Directors.
About Time Warner Cable
Time Warner Cable is the second-largest cable operator in the U.S., with technologically advanced, well-clustered systems located mainly in five geographic areas — New York State (including New York City), the Carolinas, Ohio, southern California (including Los Angeles) and Texas. Time Warner Cable serves more than 14 million customers who subscribe to one or more of its video, high-speed data and voice services. Time Warner Cable Business Class offers a suite of phone, Internet, Ethernet and cable television services to businesses of all sizes. Time Warner Cable Media, the advertising arm of Time Warner Cable, offers national, regional and local companies innovative advertising solutions that are targeted and affordable. More information about the services of Time Warner Cable is available at www.timewarnercable.com, www.twcbc.com and www.twcmedia.com.
About NaviSite
NaviSite, Inc. (NASDAQ: NAVI) is a leading worldwide provider of enterprise-class, cloud-enabled hosting, managed applications and services. NaviSite provides a full suite of reliable and scalable managed services, including Application Services, industry-leading Enterprise Hosting, and Managed Cloud Services for enterprises looking to outsource IT infrastructure and lower their capital and operational costs. Enterprise customers depend on NaviSite for customized solutions, delivered through a global footprint of state-of-the-art data centers. For more information about NaviSite’s services, please visit www.navisite.com.

Contacts:

Time Warner Cable

Corporate Communications	Investor Relations

Alex Dudley(212) 364-8229	Tom Robey (212) 364-8218

Justin Venech (212) 364-8242	Laraine Mancini (212) 364-8202

NaviSite

Corporate Communications	Investor Relations

Claudine Bianchi (978) 946-7726	Jim Pluntze (978) 946-8611

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
     This document contains certain forward-looking information about Time Warner Cable and NaviSite that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of Time Warner Cable and NaviSite, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in public filings with the U.S. Securities and Exchange Commission (“SEC”) made by Time Warner Cable and NaviSite; a downgrade in financial strength ratings; the ability to consummate Time Warner Cable’s acquisition of NaviSite; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the transaction; the regulatory and other approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction and the value of the transaction consideration; and general economic downturns. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Time Warner Cable and NaviSite do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in Time Warner Cable’s and NaviSite’s respective SEC reports, including but not limited to Time Warner Cable’s Annual Report on Form 10-K for the year ended December 31, 2009 and Time Warner Cable’s Quarterly Reports on Form 10-Q for the reporting periods of 2010 and NaviSite’s Annual Report on Form 10-K for the year ended July 31, 2010 and NaviSite’s Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2010.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
     In connection with the proposed transaction, NaviSite intends to file relevant materials with the SEC, including a proxy statement. Investors and security holders of NaviSite are urged to read these documents (if and when they become available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about NaviSite, the proposed transaction and the other parties to the proposed transaction. Investors and security holders may obtain these documents (and any other documents filed by NaviSite and Time Warner Cable with the SEC) free of charge at the SEC’s website at http://www.sec.gov. In addition, the documents filed with the SEC by NaviSite may be obtained free of charge by directing such request to: NaviSite Investor Relations at 1-978-946-8615 or from the investor relations portion of NaviSite’s website at http://investors.navisite.com. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.

PARTICIPANTS IN SOLICITATION
NaviSite and its directors and executive officers may be deemed to be participants in the solicitation of proxies from NaviSite’s stockholders in respect of the proposed transaction. Information regarding NaviSite’s directors and executive officers is contained in NaviSite’s Annual Report on Form 10-K for the fiscal year ended July 31, 2010, its proxy statement for its 2010 Annual Meeting of Stockholders, dated November 1, 2010, and subsequent filings which NaviSite has made with the SEC. Stockholders may obtain additional information about the directors and executive officers of NaviSite and their respective interests with respect to the proposed transaction by security holdings or otherwise, which may be different than those of NaviSite’s stockholders generally, by reading the definitive proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC. Each of these documents is, or will be, available as described above.